                                                                   EXHIBIT 23.4

            [PASTE UP LETTERHEAD FOR PAINEWEBBER INCORPORATED HERE] [Letterhead for PainWebber Incorporated Appears here]

                                                                    PAINEWEBBER

March 25, 1997

  PaineWebber Incorporated ("PaineWebber") hereby consents to the inclusion in the Joint Proxy Statement-Prospectus of VTEL Corporation and Compression Labs, Incorporated, filed as a part of this Registration Statement on Form S-4 of VTEL Corporation, of its opinion dated January 6, 1997, and to the references made to PaineWebber in the "Summary" and "The Merger--Opinions of Financial Advisors--Opinion of CLI's Financial Advisors" sections of such Joint Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                          By: /s/ PAINEWEBBER INCORPORATED

                                       1